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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2003

LITTLE SIOUX CORN PROCESSORS, L.L.C.
(Exact name of registrant as specified in its charter)

Iowa	0001229899	EIN 42-1510421
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
4808 F Avenue, Marcus, Iowa (Address of principal executive offices)		50135 (Zip Code)

Registrant's telephone number, including area code: 712-376-2800 or 866-436-2676 (toll free)

Item 8. Change in Fiscal Year.

        At the registrant's annual members' meeting held June 26, 2003, a majority of the outstanding Class A limited liability company membership interests voted to approve a change in the registrant's fiscal year from January 1 through December 31 to October 1 through September 30, effective as of June 26, 2003. Accordingly, the registrant's new fiscal year end will be September 30. The registrant will file Form 10-KSB for the period January 1 through September 30, 2003, to cover the transition period.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.
Dated: July 11, 2003	By:	/s/ TIM OHLSON Tim Ohlson, Secretary

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  Item 8. Change in Fiscal Year.
SIGNATURES